UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2025

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)            On August 14, 2025, the Board of Directors (the “Board”) of Texas Roadhouse, Inc. (the “Company”), appointed Gerald L. Morgan as Executive Vice Chairman of the Company, effective as of August 14, 2025. Mr. Morgan will continue to serve as Chief Executive Officer of the Company, and his appointment is a part of the Company’s long-term succession planning for the Board of Directors. As Executive Vice Chairman of the Company, Mr. Morgan will be responsible for presiding over the meetings of the Board in the absence of the Chairman of the Board and will perform such other duties as may be assigned to the Executive Vice Chairman by the Board. In connection with such appointment, Texas Roadhouse Management Corp. and Mr. Morgan entered into a First Amendment to the Employment Agreement dated August 14, 2025.

Additionally, on August 14, 2025, the Board adjusted the title for Christopher C. Colson from the Company’s Chief Legal and Administrative Officer to the Company’s Chief Business and Administrative Officer in order to reflect new responsibilities, effective as of August 14, 2025. Following Hugh Carroll’s retirement from the Company at the end of the 2025 calendar year as more particularly described below, Mr. Colson will oversee the Company’s international franchising and development activities. In addition to overseeing the Company’s legal department, Mr. Colson has been responsible for managing the Company’s human resources (people) department since 2021, including risk and asset protection, talent acquisition, compensation and benefits, payroll, and corporate compliance, as well as providing business support and strategy for the Company. Mr. Colson will continue to serve as the Company’s Corporate Secretary. In connection with such change in title, Texas Roadhouse Management Corp. and Mr. Colson entered into a First Amendment to the Employment Agreement dated August 14, 2025.

Finally, on August 14, 2025, the Board appointed Lloyd Paul Marshall, age 56, as Chief Growth Officer of the Company, effective as of August 14, 2025. In this role, Mr. Marshall will continue to serve as the brand leader and oversee the Bubba’s 33 concept, and he will work alongside Mr. Morgan in overseeing the construction, design, real estate, development, and facilities functions. Mr. Marshall joined the Company in 1997 as the Managing Partner in Killeen, Texas. He was promoted to Market Partner in 2003 and then subsequently promoted to Vice President of Operations –– Bubba’s 33 in 2021. Before joining the Company, Mr. Marshall was a multi-unit operator with Landry’s Seafood. He has over 35 years of restaurant industry experience.

Except as set forth below, Mr. Marshall has not had any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Marshall currently holds a beneficial ownership interest in that certain franchise restaurant described below. The table below sets forth Mr. Marshall’s beneficial ownership interest in such franchised Texas Roadhouse restaurant as of July 1, 2025, and the amounts paid to us as royalties and management and supervision fees in fiscal year 2024 and for the 26 weeks ended July 1, 2025.

Restaurant	Marshall’s Ownership	Initial Franchisee Fee	Royalty Rate	Royalties Paid to the Company in Fiscal Year 2024 ($)	Royalties Paid to the Company in the 26 weeks ended July 1, 2025 ($)	Management or Supervision Fees Paid to the Company in Fiscal Year 2024 ($)	Management or Supervision Fees Paid to the Company in the 26 weeks ended July 1, 2025 ($)
Temple, TX	5%	—	4.0%	331,143	172,119	41,393	21,515

For the 2024 fiscal year and the 26 weeks ended July 1, 2025, the total amount of distributions received by Mr. Marshall relating to his ownership interest in the above-referenced restaurant were $43,664 and $11,370, respectively. These amounts do not reflect compensation paid by the Company to Mr. Marshall during these periods; rather, these amounts were paid by the applicable entity and reflect a return on investment in such restaurant location.

Additionally, Mr. Marshall currently holds an ownership interest in the Texas Roadhouse restaurant in Mansfield, Texas, which is a restaurant that is owned by an entity that the Company controls and in which the Company holds a 52.5% ownership interest. As of July 1, 2025, Mr. Marshall owned a 2% ownership interest in the Mansfield, Texas restaurant which entity has paid $425,149 to us for management and supervision fees in fiscal year 2024 and $223,593 to us for management and supervision fees for the 26 weeks ended July 1, 2025. Further, the total amount of distributions related to his 2% ownership interest in the Mansfield, Texas restaurant for the 2024 fiscal year was $50,406, and for the first 26 weeks ended July 1, 2025 was $20,315. These amounts do not reflect compensation paid by the Company to Mr. Marshall during these periods; rather, these amounts were paid by the applicable entity and reflect a return on investment in such restaurant location.

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(d)            On August 14, 2025, the Board increased the number of members of the Board to nine and appointed the Company’s President of International, Hugh J. Carroll, to the Board. Mr. Carroll, age 68, joined the Company in August 2012 as Vice President of International to lead the Company’s international franchising and development activities. In 2019, he was named President of International and since has also taken on leadership of the Company’s Jaggers brand. Mr. Carroll will continue to oversee the Jaggers brand and the Company’s international franchising and development activities until his retirement from the Company at the end of the 2025 calendar year. Prior to joining the Company, he served as the acting Chief Executive Officer, President, Chief Operating Officer, and Senior Vice President of Operations at Rosinter Restaurants Holding in Moscow, Russia. Mr. Carroll has almost 40 years of restaurant operations multi-unit management and development experience, including multiple domestic and international operations executive assignments with Carlson Restaurants Worldwide. He also has experience in managing restaurant operations in the casual dining and fast-food restaurant segments from both a corporate and franchise perspective.

Mr. Carroll was appointed as a director because of his role as President of International, his executive experience, his international experience, and his in-depth knowledge of the restaurant industry and the Company. As a result of these and other professional experiences, Mr. Carroll possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills and experience.

While Mr. Carroll will not receive additional compensation upon his appointment to the Board for this partial 2025 fiscal year service on the Board, commencing on January 1, 2026 and in connection with his retirement, Mr. Carroll will receive cash and stock compensation in the same manner as all of the other non-employee directors of the Board.

For compensation for his service as President of International during the 2024 fiscal year, Mr. Carroll received a base salary of $497,499, a cash incentive bonus of $351,643, and received 2,854 service based restricted stock units, which were calculated by dividing $490,000 by the per share closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient rounded up or down to the nearest share. These service-based restricted stock units were granted on June 26, 2024 and vested on June 26, 2025. For compensation for his service as President of International during the 2025 fiscal year, Mr. Carroll receives a base salary of $507,700, an annual short-term cash incentive opportunity with a base target bonus of $252,350, and received 2,667 service based restricted stock units, which were calculated by dividing $504,700 by the per share closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient rounded up or down to the nearest share. These service-based restricted stock units were granted on July 2, 2025 and will vest on July 2, 2026, subject to the terms and conditions of the previously approved form of restricted stock unit agreement.

(e)            Executive Employment Agreement for Chief Growth Officer. In connection with his appointment as the Company’s Chief Growth Officer, the Company entered into an employment agreement with Mr. Marshall on August 14, 2025. The employment agreement has an effective date of August 14, 2025 and an initial term expiring on January 7, 2028. Thereafter, the term will automatically renew for successive one-year terms unless either party elects not to renew by providing written notice to the other party at least 60 days before expiration. The employment agreement supersedes and replaces his prior employment agreement for his role as Vice President of Operations –– Bubba’s 33.

Base Salary. The employment agreement establishes an annual base salary of $630,000. During the term of his employment agreement, base salary increases are at the discretion of the Compensation Committee.

Incentive Bonus. The employment agreement also provides an annual short-term cash incentive opportunity with a base target bonus of $525,000 (which amount shall be prorated based on his 2025 fiscal year service commencing on August 14, 2025 and continuing to and through December 30, 2025), with increases in the target bonus amount at the discretion of the Compensation Committee. During the term of his employment agreement, the performance criteria and terms of bonus awards are at the discretion of the Compensation Committee. The targets are currently based upon earnings per share growth and pre-tax profits. Depending on the level of achievement of the goals, the bonus may be reduced to a minimum of $0 or increased to a maximum of two times the base target amount under the current incentive compensation policy of the Compensation Committee of the Board.

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Stock Awards. Mr. Marshall was not granted any additional service-based restricted stock units and/or performance-based restricted stock units in connection with his appointment to Chief Growth Officer. Mr. Marshall previously received 2,800 service-based restricted stock units on January 8, 2025 relating to his 2025 fiscal year service as Vice President of Operations –– Bubba’s 33 under his prior employment agreement, which are scheduled to vest on January 8, 2026, subject to his continued employment with the Company. Additionally, Mr. Marshall previously received a three year grant of performance-based restricted stock units as described below relating to his 2025 fiscal year service, 2026 fiscal year service, and 2027 fiscal year service, respectively, as Vice President of Operations –– Bubba’s 33 under his prior employment agreement. These performance-based restricted stock units are subject to certain conditions and limitations set forth in separate PSU Agreements. These performance-based restricted stock units were granted on January 8, 2025 and will vest in accordance with the table described below, provided Mr. Marshall is still employed by the Company as of the vesting date and subject to the achievement of defined goals set forth in the table below.

Target Performance- Based Restricted Stock Units	Portion of Target Grant Based on EPS Performance Goal	Portion of Target Grant Based on Pre- tax Profit Goal	Minimum Performance- Based Restricted Stock Units	Maximum Performance- Based Restricted Stock Units	Vesting Date for Portion of Performance Based Restricted Stock Units
1,700	50%	50%	850	2,550	January 8, 2026
1,700	50%	50%	850	2,550	January 8, 2027
1,700	50%	50%	850	2,550	January 8, 2028

Separation and Change in Control Arrangements.  The employment agreement provides that the agreement and Mr. Marshall’s employment will terminate during the term of the employment agreement if any of the following occurs: (i) termination by the Company for Cause (as defined in the employment agreement); (ii) termination by the Company without Cause; (iii) resignation for Good Reason (as hereinafter defined); (iv) resignation without Good Reason; (v) his death or long-term disability; and/or (vi) his retirement. The employment agreement also provides for the payment by the Company of the Base Termination Payments (as hereinafter defined) and/or the Separation Pay (as hereinafter defined) based on the applicable termination event. The following table describes the payment type by applicable termination event.

Termination Event	Payment Type
Termination for Cause	Base Termination Payments
Termination without Cause	Base Termination Payments and Separation Pay
Resignation for Good Reason	Base Termination Payments and Separation Pay
Resignation without Good Reason	Base Termination Payments
Officer Death / Long-Term Disability	Base Termination Payments
Officer Retirement	Base Termination Payments

The payment of the Separation Pay is generally contingent upon Mr. Marshall’s execution of a full release of claims against the Company and continued compliance with the non-competition, non-solicitation, confidentiality and other restrictive covenants. The employment agreement provides for the reduction of Change in Control payments to the maximum amount that could be paid to him without giving rise to the excise tax imposed by Section 4999 of the Internal Revenue Code. For the purposes of the employment agreements, (A) the term “Good Reason” means termination for certain circumstances expressly described in the employment agreement that occurs within 12 months following a Change of Control; (B) the term “Base Termination Payments” means (i) Mr. Marshall’s base salary through the date of termination, plus (ii) any incentive bonus earned but not yet paid for any fiscal year ended before the date of termination, plus (iii) any accrued paid time off that might be due in accordance with the Company’s policies, plus (iv) any expenses owed to him under the employment agreement; and (C) the term “Separation Pay” means the following:

(a)            to the extent the employment agreement is terminated by the Company without Cause, then (i) one times his then current base salary, plus (ii) an incentive bonus for the year in which the date of termination occurs, equal to his target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination, plus (iii) to the extent he is enrolled in the Company’s insurance plan as of the date of termination, an amount equal to the approximate cost of the aggregate monthly premiums (less applicable withholdings) for a 12 month period of ongoing medical, dental, and vision insurance via a timely election made under the Company’s health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA); and

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(b)            to the extent the employment agreement is terminated due to his resignation for Good Reason within 12 months following a Change in Control, then (i) one and half times his then current base salary, plus (ii) one and half times his then target incentive bonus, plus (iii) an incentive bonus for the year in which the date of termination occurs, equal to his target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination, plus (iii) to the extent he is enrolled in the Company’s insurance plan as of the date of termination, an amount equal to the approximate cost of the aggregate monthly premiums (less applicable withholdings) for an 18 month period of ongoing medical, dental, and vision insurance via a timely election made under the Company’s health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA).

Non-competition and other Restrictions. Mr. Marshall has agreed not to compete with us during the term of his employment and for a period of two years following the termination of his employment agreement. The employment agreements also contain certain confidentiality, non-solicitation, and non-disparagement provisions. The employment agreements contain a “clawback” provision that any compensation paid or payable to the employment agreement or any other agreement or arrangement with the Company shall be subject to recovery or reduction in future payments in lieu of recovery pursuant to any Company clawback policy in effect from time to time, whether adopted before or after the date of the employment agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Employment Agreement between Texas Roadhouse Management Corp. and Gerald L. Morgan dated August 14, 2025

10.2	First Amendment to Employment Agreement between Texas Roadhouse Management Corp. and Christopher C. Colson dated August 14, 2025

10.3	Executive Employment Agreement between Texas Roadhouse Management Corp. and Lloyd Paul Marshall dated August 14, 2025

104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: August 15, 2025	By:	/s/ Gerald L. Morgan
Gerald L. Morgan
Chief Executive Officer and Executive Vice Chairman

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